UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2015

ALLSTATE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.    Results of Operations and Financial Condition.

The registrant furnishes below its Consolidated Statements of Operations for the three years ended December 31, 2014, 2013 and 2012 and Consolidated Statements of Financial Position as of December 31, 2014 and 2013, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and certain non-GAAP measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions)	Year Ended December 31,
	2014	2013	2012
Revenues
Premiums	$589	$613	$593
Contract charges	847	1,054	1,029
Net investment income	2,081	2,485	2,597
Realized capital gains and losses:
Total other-than-temporary impairment ("OTTI") losses	(54)	(49)	(60)
OTTI losses reclassified to (from) other comprehensive income	(1)	(3)	(8)
Net OTTI losses recognized in earnings	(55)	(52)	(68)
Sales and other realized capital gains and losses	198	128	52
Total realized capital gains and losses	143	76	(16)
	3,660	4,228	4,203

Costs and expenses
Contract benefits	1,452	1,606	1,521
Interest credited to contractholder funds	891	1,251	1,289
Amortization of deferred policy acquisition costs	162	240	324
Operating costs and expenses	310	434	437
Restructuring and related charges	2	6	—
Interest expense	16	23	45
	2,833	3,560	3,616

(Loss) gain on disposition of operations	(68)	(687)	18

Income (loss) from operations before income tax expense	759	(19)	605

Income tax expense	233	19	179

Net income (loss)	$526	$(38)	$426

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value data)	December 31,
	2014	2013
Assets
Investments
Fixed income securities, at fair value (amortized cost $25,822 and $27,427)	$28,117	$28,756
Mortgage loans	3,686	4,173
Equity securities, at fair value (cost $927 and $565)	970	650
Limited partnership interests	2,024	2,064
Short-term, at fair value (amortized cost $857 and $590)	857	590
Policy loans	616	623
Other	1,196	1,088
Total investments	37,466	37,944
Cash	146	93
Deferred policy acquisition costs	1,271	1,331
Reinsurance recoverables	2,586	2,754
Accrued investment income	333	358
Other assets	537	256
Separate Accounts	4,396	5,039
Assets held for sale	—	15,593
Total assets	$46,735	$63,368
Liabilities
Contractholder funds	$21,816	$23,604
Reserve for life-contingent contract benefits	11,566	11,589
Unearned premiums	6	6
Payable to affiliates, net	96	100
Other liabilities and accrued expenses	826	838
Deferred income taxes	1,407	941
Notes due to related parties	275	282
Separate Accounts	4,396	5,039
Liabilities held for sale	—	14,899
Total liabilities	40,388	57,298
Shareholder’s Equity
Redeemable preferred stock - series A, $100 par value, 1,500,000 shares
authorized, none issued	—	—
Redeemable preferred stock - series B, $100 par value, 1,500,000 shares
authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	1,990	2,690
Retained income	2,973	2,447
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital gains and losses on fixed income securities with OTTI	47	31
Other unrealized net capital gains and losses	1,468	997
Unrealized adjustment to DAC, DSI and insurance reserves	(133)	(101)
Total unrealized net capital gains and losses	1,382	927
Unrealized foreign currency translation adjustments	(3)	1
Total accumulated other comprehensive income	1,379	928
Total shareholder’s equity	6,347	6,070
Total liabilities and shareholder’s equity	$46,735	$63,368

Definitions of Non-GAAP Measures
We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.
Operating income is net income, excluding:

•
realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•	valuation changes on embedded derivatives that are not hedged, after-tax,

•
amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses or valuation changes on embedded derivatives that are not hedged, after-tax,

•	gain (loss) on disposition of operations, after-tax, and

•
adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income is the GAAP measure that is most directly comparable to operating income.
We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, valuation changes on embedded derivatives that are not hedged, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items. Realized capital gains and losses, valuation changes on embedded derivatives that are not hedged and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process. Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes. These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments. Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends. Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods. Operating income is used by management along with the other components of net income to assess our performance. We use adjusted measures of operating income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered a substitute for net income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net income (loss).

($ in millions)	Year Ended December 31,
	2014	2013	2012
Operating income	$481	$454	$416
Realized capital gains and losses, after-tax	93	47	(10)
Valuation changes on embedded derivatives that are not hedged, after-tax	(15)	(16)	82
DAC and DSI amortization relating to realized capital gains and losses and valuation changes on embedded derivatives that are not hedged, after-tax	(3)	(5)	(42)
DAC and DSI unlocking relating to realized capital gains and losses, after-tax	—	7	4
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	1	(11)	(36)
(Loss) gain on disposition of operations, after-tax	(31)	(514)	12
Net income (loss)	$526	$(38)	$426
Operating income return on shareholder’s equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on shareholder’s equity is the most directly comparable GAAP measure. We use operating income as the numerator for the same reasons we use operating income, as discussed above. We use average shareholder’s equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of shareholder’s equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income and return on shareholder’s equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on shareholder’s equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on shareholder’s equity from return on shareholder’s equity is the transparency and understanding of their significance to return on shareholder’s equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of operating income return on shareholder's equity in incentive compensation. Therefore, we believe it is useful for investors to have operating income return on shareholder’s equity and return on shareholder’s equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on shareholder’s equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. Operating income return on shareholder’s equity should not be considered a substitute for return on shareholder’s equity and does not reflect the overall profitability of our business.

The following table reconciles return on shareholder’s equity and operating income return on shareholder’s equity.

($ in millions)	For the twelve months ended December 31,
	2014	2013
Return on shareholder’s equity
Numerator:
Net income (loss)	$526	$(38)
Denominator:
Beginning shareholder’s equity	$6,070	$7,313
Ending shareholder’s equity	6,347	6,070
Average shareholder’s equity	$6,209	$6,692
Return on shareholder’s equity	8.5%	(0.6)%

Operating income return on shareholder’s equity
Numerator:
Operating income		$481	$454
Denominator:
Beginning shareholder’s equity	$	$6,070	$7,313
Unrealized net capital gains and losses		927	1,634
Adjusted beginning shareholder’s equity		5,143	5,679
Ending shareholder’s equity		6,347	6,070
Unrealized net capital gains and losses		1,382	927
Adjusted ending shareholder’s equity		4,965	5,143
Average adjusted shareholder’s equity		$5,054	$5,411
Operating income return on shareholder’s equity		9.5%	8.4%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY
(Registrant)

By:	/s/ Samuel H. Pilch
Name: Samuel H. Pilch
Title: Senior Group Vice President and Controller

Date: February 9, 2015